UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2016

Western Asset Emerging Markets Debt Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21343	52-2405527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 777-0102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 16, 2016, Western Asset Emerging Markets Income Fund Inc. (NYSE: EMD), Western Asset Worldwide Income Fund Inc. (NYSE: SBW) and Western Asset Emerging Markets Debt Fund Inc. (NYSE: ESD) announced approval by each Fund’s Board of Directors of a proposal to merge (i) EMD with and into ESD and (ii) SBW with and into ESD, subject to approval by the stockholders of each Fund. The approval of each merger is not contingent upon the approval of the other merger. If approved, the mergers are anticipated to occur during the third quarter of 2016. If the proposed mergers are approved by the stockholders of each Fund, stockholders of EMD and SBW would receive common stock of ESD, based on each Fund’s respective net asset value per share. In lieu of issuing fractional shares, ESD will pay cash to each former stockholder of EMD and SBW in an amount equal to the value of the fractional shares of ESD common stock that the investor would otherwise have received in the merger.

On February 16, 2016, ESD also announced approval by its Board of Directors of a change to its primary and secondary investment objectives, subject to stockholder approval. The approval of the changes to ESD’s investment objectives is not contingent upon the approval of the mergers. If approved, ESD’s primary investment objective would become high current income and its secondary investment objective would become capital appreciation.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the proposal to merge EMD and SBW with and into ESD, and the proposal to change the investment objectives of ESD, the Funds intend to file a combined proxy statement and prospectus with the Securities and Exchange Commission (“SEC”). Investors and stockholders are advised to read the proxy statement and prospectus when it becomes available because it will contain important information. When filed with the SEC, the proxy statement and prospectus and other documents filed by the Funds will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Funds at 1-888-777-0102.

EMD, SBW and ESD, their directors and executive officers and investment adviser, members of their management and employees may be deemed to be participants in the solicitation of proxies from the Funds’ stockholders in connection with the proposed merger and change of investment objectives. Information concerning the interests of the participants in the solicitation will be set forth in the proxy statement and prospectus to be filed with the SEC and is or will be set forth in the stockholder reports of the Funds on Form N-CSR on file and/or to be filed with the SEC.

For more information, please call Investor Relations: 1-888-777-0102, or consult the Funds’ web sites at www.lmcef.com.

This communication is not intended to, and shall not, constitute an offer to purchase or sell shares of any of the Funds; nor is the press release intended to solicit a proxy from any stockholder of the Funds.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number

99.1	Press Release dated February 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Asset Emerging Markets Debt Fund Inc.
(Registrant)

Date:	February 17, 2016	/s/ George P. Hoyt
(Signature)

Name: George P. Hoyt
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated February 16, 2016.